EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO

                    RULE 13a-14(b) AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Fantatech Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carl Yuen, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. Sec. 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: November 22, 2004

/s/ Carl Yuen, Chief Financial Officer
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Principal Financial Officer


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